UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

_____________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2011, the Compensation Committee of the Board of Directors of Cleveland BioLabs, Inc. (the “Company”) approved the increase in base salary, the payment of cash bonuses and the issuance of stock options to its executive officers: Michael Fonstein, Yakov Kogan, John A. Marhofer, Jr., and Andrei Gudkov. The base salary increases, which will go into effect on January 1, 2011, cash bonuses and award of stock options are in recognition of Company performance in 2010. The cash bonuses are payable in January 2011 and the stock options will be awarded in compliance with the Company’s Equity Award Guidelines and Insider Trading Policy and will vest immediately when granted.

The following table sets forth the new base salaries, cash bonuses and stock options of these executive officers, as approved:

Name	Base Salary	Cash Bonus	Stock Options
Michael Fonstein	$335,320	$76,600	149,609
Yakov Kogan	261,969	59,844	149,609
John A. Marhofer, Jr.	220,054	50,269	149,609
Andrei Gudkov	136,224	62,238	149,609

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEVELAND BIOLABS, INC.

By:	/s/ John A. Marhofer, Jr.
Name: John A. Marhofer, Jr.
Title: Chief Financial Officer

Date: January 14, 2011